SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 14, 2001
Date of Report (Date of earliest event reported)

EXELIXIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

170 Harbor Way
P.O. Box 511
South San Francisco, California    94083
(Address of Principal Executive Offices) (Zip Code)

(650) 837-7000
(Registrant's Telephone Number, including Area Code)

Item 2. Acquisition or Disposition of Assets

On May 14, 2001, Exelixis, Inc. ("Exelixis") acquired all, or rights to acquire all, of the outstanding capital stock of Artemis Pharmaceuticals GmbH, a privately held genetics and functional genomics company organized under the laws of Germany ("Artemis"). The acquisition of Artemis (the "Acquisition") was accomplished pursuant to a Share Exchange and Assignment Agreement among Exelixis and the stockholders of Artemis (not including Exelixis, the "Artemis Stockholders"), dated as of April 23, 2001 (the "Exchange Agreement"). Prior to the Acquisition, Exelixis held approximately 15.4% of the outstanding capital stock of Artemis, and the Artemis Stockholders and employees under an Employee Phantom Stock Option Program (the "Phantom Plan") held or had rights to the remaining 84.6%.

Pursuant to the Exchange Agreement, Exelixis issued approximately 1.6 million shares of its common stock, par value $0.01 per share (the "Exelixis Common Stock"), in exchange for 78% of the outstanding capital stock of Artemis held by the Artemis Stockholders. In addition, Exelixis received a call option (the "Call Option") from, and issued a put option (the "Put Option") to, certain stockholders of Artemis (the "Option Holders") for the issuance of approximately 480,000 shares of Exelixis Common Stock in exchange for the remaining 22% of the outstanding capital stock of Artemis held by the Artemis Stockholders. Exelixis may exercise the Call Option at any time from April 24, 2001 through January 31, 2002, and the Option Holders may exercise their rights under the Put Option at any time from April 1, 2002 through May 15, 2002. In connection with the Acquisition, Exelixis issued options representing the right to purchase approximately 187,000 additional shares of Exelixis Common Stock to Artemis employees in exchange for such employees' vested options formerly representing the right to purchase shares of Artemis capital stock pursuant to the Phantom Plan.

After the Acquisition, Artemis will continue to operate as a German-based company, but as a subsidiary of Exelixis. The Acquisition was accounted for using the purchase method of accounting. The Artemis Stockholders have agreed to a 90-day lock-up period for the shares of Exelixis Common Stock they receive in the Acquisition. Pursuant to the Exchange Agreement, Exelixis has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission for the shares of Exelixis Common Stock issued in connection with the Acquisition.

The description of the Acquisition contained in this Item 2 is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is set forth as Exhibit 2.1 hereto.

Item 7. Exhibits

(a) Exhibits

Exhibit 2.1 "Share Exchange and Assignment Agreement", dated April 23, 2001.

Exhibit 99.1 Press Release dated March 23, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2001

Exelixis, Inc.

/s/ Glen Y. Sato

Glen Y. Sato
Chief Financial Officer, Vice President, Legal Affairs and Secretary
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Share Exchange and Assignment Agreement dated April 23, 2001, by and among Exelixis, Inc. and the stockholders of Artemis.
99.1	Press Release dated April 23, 2001